UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 13, 2014

Commission File Number:  000-52678

Xhibit Corp.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-0853320
(IRS Employer Identification No.)

1520 E. Pima Street, Phoenix, Arizona 85034
(Address of principal executive offices)

602-281-3554
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2014, Kevin Weiss resigned from his position as Chairman and Chief Executive Officer of Xhibit Corp. (the "Company"). Mr. Weiss has informed the Company that there were no disagreements with the Company relating to its operations, policies or practices that led to his resignation.

Effective November 16, 2014, Scott Wiley, currently the Company's Chief Financial Officer, was appointed as Acting Chief Executive Officer of the Company. In connection with this, Mr. Wiley's annual base salary was increased to $300,000, and the vesting of 200,000 shares of restricted stock currently held by Mr. Wiley and subject to cliff vesting on September 1, 2017, was accelerated to be effective as of November 16, 2014. Information regarding Mr. Wiley's positions with the Company, business experience and background is incorporated in this Item by reference to Item 10 - Directors, Executive Officers and Corporate Governance - Executive Officers and Directors in the Company's 2013 Form 10-K filed with the Securities and Exchange Commission on September 10, 2014.

The Company anticipates that Mr. Weiss will continue to serve the Company in a consulting capacity on terms to be agreed between the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xhibit Corp.

Date:   November 17, 2014
By:	/s/ Scott Wiley

Name: Scott Wiley
Title: Acting CEO and CFO